RATIO SUPPORT

RATIO OF EARNINGS TO FIXED CHARGES

                                                      1994       1995         1996           1997          1998
                                                      ----       ----         ----           ----          ----
Earnings:
   Pre-Tax Income                                     7,845      (118)        7,154         11,443        (61,676)

Fixed Charges:
   Interest Expense                                   2,299     2,424         2,177          1,834          10,692
   Amort. of Debt Expense                               386       147            59             62             824
   Interest Factor of Rental Expense                    321       355           369            377             502
                                                    -------   -------       -------        -------        --------
                      Total Fixed Charges             3,006     2,926         2,605          2,273          12,018
                                                    -------   -------       -------        -------        --------
                           Total Earnings            10,851     2,808         9,759         13,716         (61,676)
                      Total Fixed Charges             3,006     2,926         2,605          2,273          12,018
                                                    -------   -------       -------        -------        --------
   Ratio of earnings to fixed charges                   3.6       1.0           3.7            6.0            (5.1)
                                                    -------   -------       -------        -------        --------
Deficiency of earnings to cover fixed charges                                                              (73,694)


RATION OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS



                                                             1994          1995          1996          1997           1998
                                                             ----          ----          ----          ----           ----
Earnings:
   Pre-Tax Income                                           7,845         (118)          7,154        11,443        (61,676)

Fixed Charges:
   Interest Expense                                         2,299        2,424           2,177         1,834         10,692
   Amort. of Debt Expense                                     386          147              59            62            824
   Interest Factor of Rental Expense                          321          355             369           377            502
   Preferred Stock Dividend Expense                            --           --              --            --          2,512
                                                           ------        -----           -----        ------         ------
                          Total Fixed Charges               3,006        2,926           2,605         2,273         14,530
                                                           ------        -----           -----        ------         ------
                               Total Earnings              10,851        2,808           9,759        13,716        (61,676)
                          Total Fixed Charges               3,006        2,926           2,605         2,273         14,530
                                                           ------        -----           -----        ------         ------

           Ratio of earnings to fixed Charges                 3.6          1.0             3.7           6.0           (4.2)
           and preferred stock dividends                   ------       ------          ------        ------         ------

Deficiency of earnings to cover fixed charges                                                                       (76,206)
and preferred stock dividends

Computation if Interest Factor of Rental
----------------------------------------


Operating rental expense                            963          1,065       1,106       1,132       1,110
Interest Factor                                      33%            33%         33%         33%         33%
                                                    ---          -----       -----       -----       -----
        Total                                       321            355         369         377         370
                                                    ===          =====       =====       =====       =====
Computation of Preferred Stock Expense
--------------------------------------

Preferred stock expense
Tax effect (1.0-40)

        Total
